EXHIBIT 10.1

Feel Golf Company, Inc

2003-2004 STOCK OPTION PLAN

ARTICLE I

Adoption.    Pursuant to a resolution of the Board of Directors of Feel Golf Company, Inc (hereinafter the “Company”),as approved by the shareholders of the Company at a special meeting of the shareholders of the Company on February 5th 2005 , the Company hereby adopts this 2003-2004 STOCK OPTION PLAN (hereinafter the “Stock Plan”).

ARTICLE II

Purposes of the Plan      The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Internal Revenue Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Internal Revenue Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

ARTICLE III

Definitions ..         As used herein, the following definitions shall apply:

(a)           Administrator means the Board or any of its Committees appointed pursuant to Article IV of the Plan.

(b)           Board means the Board of Directors of the Company.

(c)           Internal Revenue Code means the Internal Revenue Service Code of 1986, as amended.

(d)           Committee means a Committee appointed by the Board of Directors in accordance with Article IV of the Plan.

(e)           Common Stock means the Common Stock of the Company.

(f)           Company means Feel Golf Company, Inc a California corporation.

(g)           Consultant means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director’s fee by the Company.

(h)           Continuous Status as an Employee or Consultant means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.  For the purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(i)           Employee means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a director's fee by the Company shall not be sufficient to constitute employment by the Company.

(j)           Exchange Act means the Securities Exchange Act of 1934, as amended.

(k)           Fair Market Value means, as of any date, the value of Common Stock.

(i)           If the Common Stock listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (ANASDAQ@) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and the low asked prices for the Common Stock on the last market trading day prior to the day of determination, or;

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(l)           Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(m)           Nonstatutory Stock Option means an Option not intended to qualify as an Incentive Stock Option.

(n)           Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)           Option means a stock option granted pursuant to the Plan.

(p)           Optioned Stock means the Common Stock subject to an Option or a Stock Purchase Right.

(q)           Optionee means an Employee or Consultant who receives an Option or Stock Purchase Right.

(r)           Parent means a Aparent corporation@, whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code.

(s)           Plan means this Stock Plan.

(t)           Restricted Stock means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right herein below.

(u)           Share means a share of Common Stock, as adjusted in accordance with Article XII below.

(v)           Stock Purchase Right means a right to purchase Common Stock pursuant to Article XI below.

(w)           Subsidiary means a subsidiary corporation, whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code.

3.           Stock Subject to the Plan.   Subject to the provisions of Article XII of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is Two (2)  million Shares for Incentive Stock Options and One (1)  million shares for Nonstatutory Stock Options.  The Shares may be authorized, but un-issued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes un-exercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the un-purchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan.  For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

ARTICLE IV

Administration of the Plan.

(a)           Initial Plan Procedure.  Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board.

(b)           Plan Procedure after the Date, if any, upon Which the Company becomes Subject to the Exchange Act.

(i)           Administration With Respect to Directors and Officers.  With respect to grants of Options or Stock Purchase Rights to Employees who are also officers or directors of the Company, the Plan shall be administered by

(A) The Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or and successor thereto (Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or

 (B) A committee designated by the Board to administer the Plan, which committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify there under as a discretionary plan.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members is substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

(ii)           Multiple Administrative Bodies.  If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

(iii)           Administration With Respect to Consultants and Other Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by

(A) The Board or

 (B) A committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws, of the Internal Revenue Code, and of any applicable stock exchange (the Applicable Laws).  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(c)           Powers of the Administrator. Subject to the provisions of the Plan, and, in the case of a Committee, the specific duties delegated by the Board of such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

(i)     to determine the Fair Market Value of the Common Stock, in accordance with Article II(k) of the Plan;

(ii)     to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)     to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

(iv)     to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

(v)           to approve forms of agreement for use under the Plan;

(vi)          to determine the terms and conditions of any award granted  hereunder;

(vii)          to determine whether and under what circumstances an Option may be settled in cash under Article IX (f) instead of Common Stock;

(viii)         to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(ix)            to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights; and

(x)             to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(d)         Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options or Stock Purchase Rights.

ARTICLE V
            Eligibility.

(a)           Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if otherwise eligible, be granted additional Options or Stock Purchase Rights.

(b)            Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i)            Number of Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

(ii)           become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Article  (b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c)           The Plan shall not confer upon any Optionee any right with respect to continuation of employment relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment relationship at any time, with or without cause.

(d)           Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of options and Stock Purchase Rights to Employees:

(i)           No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more  than 1,000,000 Shares.

(ii)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Article XII.

(iii)           If an Option or Stock Purchase Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XII), the canceled Option will be counted against the limit set forth in Article V(d)(i).  For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

ARTICLE VI

Term of Plan.      The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Article XIX of the Plan.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Article XIV of the Plan.

ARTICLE VII

Term of Option.  The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more  Ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be Five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

ARTICLE VIII

Option Exercise Price and Consideration.

(a)           The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator.

(b)           The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of;
 (1) cash,

(2) check,

(3) promissory note,

(4) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised,

(5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

(6) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

ARTICLE IX

Exercise of Option.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.  Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Article VIII(b) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Article XII of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Employment or Consulting Relationship.  In the  event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), other than upon the Optionee's death or disability, such Optionee may, but only within such period of time as is determined by the Administrator (with such determination in the case of an Incentive Stock Option not to exceed three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Stock Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Stock Option Agreement).

 To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)           Disability of Optionee.  In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his or her disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Stock Option Agreement), exercise the Option at twice the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a Adisability@ as such term is defined in Section 22(e)(3) of the Internal Revenue Code, in the case of an Incentive Stock Option on the day three (3) months and one (1) day following such termination.  For purposes of this subparagraph, to the extent that Optionee is not entitled to exercise the Option at the date of termination to the extent so entitled under this subparagraph, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)           Death or Disability of Optionee.  In the event of the death of an Optionee, the Option may be exercised at twice the extent the Optionee was otherwise entitled to exercise it at the date of the Optione's death.  Said exercise may be by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be. The Shares covered by the unexercisable portion of the Option as determined by the formula in this subparagraph shall immediately revert to the Plan.  If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within twelve (12) months of the date of Optionee's death, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)           Rule 16b-3.  Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(f)           Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

ARTICLE X

Non-Transferability of Options and Stock Purchase Rights.  Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

ARTICLE XI
Stock Purchase Rights.

(a)           Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right.  The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.  Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as ARestricted Stock.

(b)           Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser of the Company.  The repurchase  option shall lapse at such rate as the Administrator may determine, but at a minimum rate of twenty percent (20%) per year.

(c)           Other Provisions.  The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.  In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

(d)           Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Article XII of the Plan.

ARTICLE XII

Adjustments Upon Changes in Capitalization or Merger

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action.  To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)           Merger.  In the event of a merger of the Company with or into another corporation, each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.  If, in such event, the Option or Stock Purchase Right is not assumed or substituted, the Option or Stock Purchase Right shall vest immediately prior to the close of the merger.  For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

ARTICLE XIII

Time of Granting Options and Stock Purchase Rights.  The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator.  Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

ARTICLE XIV

Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.  In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of  the Internal Revenue Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)           Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted, and such Option and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

ARTICLE XV

Conditions upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

ARTICLE XVI

Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

ARTICLE XVII

Agreements.  Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

ARTICLE XVIII

Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such shareholder approval shall be obtained in the degree and manner required under California and federal law and the rules of any stock exchange upon which the Common Stock is listed.

ARTICLE XIX

Information to Optionees and Purchasers.  The Company shall provide to each Optionee and to each individual who acquired Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements.  The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

                                                         ______________________________________
                                                      Lee Miller

  Dated:  February 5th 2005                                                                                                        Lee Miller, Chairman
                                                                                                                                      Chairman of the Board of Directors

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